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                                                                    EXHIBIT 23.3


                         [Letterhead of Plante & Moran]


                          INDEPENDENT AUDITORS' CONSENT

Board of Directors
Miller Exploration Company
Traverse City, Michigan

      We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Post-Effective Amendment") of Edge Petroleum Corporation of our report dated February 28, 2003, relating to the consolidated balance sheet Miller Exploration Company and subsidiary as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K of Miller Exploration Company and to the reference to our firm under the heading "Experts" in the Post-Effective Amendment.

                                                /s/  Plante & Moran, PLLC

Grand Rapids, Michigan
December 4, 2003